Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Nos. 333-102962, 333-102962-01 and 333-102962-02) of our report dated March 31, 2005 relating to the consolidated balance sheet of Kinder Morgan G.P., Inc., which appears in the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated March 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 23, 2005